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PricewaterhouseCoopers [LOGO]
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                                                      PricewaterhouseCoopers LLP
                                                      One North Wacker
                                                      Chicago IL 60606
                                                      Telephone (312) 298 2000
                                                      Facsimile (312) 298 2001



                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Registration Statement on Form S-4 of
Norcraft Companies, L.P. of our report dated March 24, 2004 relating to the financial statements of Norcraft Companies, L.P. ("Successor Company") and our report dated March 24, 2004 relating to the financial statements of Norcraft Companies LLC ("Predecessor Company"), each of which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                                  /s/ PricewaterhouseCoopers LLP


Chicago, Illinois
April 26, 2004